Exhibit (14) a.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2018 with respect to the consolidated financial statements of Sierra Income Corporation included in the Joint Proxy Statement/Prospectus that is made a part of the Registration Statement (Form N-14) of Sierra Income Corporation for the registration of 56,951,783 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York
November 6, 2018